EXHIBIT 10.9

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”), made and entered into this 7th day of August, 2001 (the “Effective Date”), by and between NEXX Systems LLC, a Delaware limited liability corporation with its principal offices located at 90 Industrial Way, Wilmington, MA 01877, (“NEXX” or the “Company”), and Dr. Richard S. Post (the “Executive”), an individual residing at 33 Fairbanks Road, Lexington, MA 02173.

WHEREAS, the Company wishes to employ the Executive as its President, Chief Executive Officer (“CEO”) and Chairman;

WHEREAS, the Executive possesses the skills necessary to fulfill that need;

WHEREAS, the Executive and the Company desire to enter into a formal Employment Agreement to assure the harmonious performance of the affairs of the Company.

NOW, THEREFORE, in consideration of the mutual promises, terms, provisions, and conditions contained herein, the parties hereto agree as follows:

1.           Employment.

The Company hereby agrees to employ the Executive to serve in the role of President, CEO and Chairman.  The Executive accepts such employment upon the terms and conditions hereinafter set forth, and further agrees to perform to the best of his ability the duties associated with such position as determined by the Board of Directors of the Company (the “Board”).  The Executive shall devote his full business time and attention to his duties.  The Executive may sit on outside Boards of Directors with the prior written consent of the Board.  The Executive has disclosed to the Company that he is currently a director of those companies and organizations set forth on Exhibit A hereto, and the Board agrees that such service does not conflict with this provision.

2.           Term of Employment.

The term of the Executive’s employment under this Agreement will commence on the Effective Date.  Subject to the provisions of Sections 10 and 11 of this Agreement, the term of Executive’s employment hereunder shall be for a three (3) year period commencing on the Effective Date (the “Initial Term”).  The Initial Term shall be automatically extended for successive one (1) year periods (each an “Additional Term”) unless the Company or the Executive gives the other notice of non-extension at least sixty (60) days before the end of the Initial Term or the then-current Additional Term.  The Initial Term and any Additional Terms together shall be referred to as the “Term.”  The last day of the Term shall be referred to as the “Expiration Date,” irrespective of any earlier termination in accordance with the terms of this Agreement.

3.           Compensation and Benefits.

a.           Salary.  As compensation for services to be rendered pursuant to this Agreement, commencing on the Effective Date, the Company agrees to pay the Executive a base salary at an annual rate of TWO HUNDRED THOUSAND DOLLARS ($200,000) for the first year of the Initial Term (the “Salary”).  Thereafter, and during any Additional Term, the Board, in its discretion, may determine appropriate increases to the Executive’s Salary, provided however, that in no event shall the Executive’s Salary be diminished below the initial rate or any increased rate.  The Salary shall be payable in such installments as is the standard payroll practice of the Company.

b.           Bonus.  The Executive shall be entitled to participate in the Company’s employee bonus plan in accordance with the terms of such plan.  The Executive’s annual bonus under such plan is targeted at 70% of his annual Salary for the year to which any bonus is relates.

c.           Equity.  The Executive shall be entitled to participate in any stock option or stock plan approved by the Company in accordance with the terms of any such Plan.

d.           Benefits.

(i)           Employee Benefit Plans Generally. The Executive shall be entitled to participate in all employee benefit plans which the Company provides or may establish from time to time for the benefit of its executive employees, including without limitation group life, medical, dental, surgical and other health insurance, short and long-term disability, 401(k) and similar plans.

(ii)           Vacation.  The Executive shall be entitled to 23 days of vacation time for each twelve (12) month period during the Term, which may be taken at such time(s) as the Executive may elect, subject to the needs of the Company’s business.  The Executive shall also be entitled to all paid holidays that the Company provides to its employees, as well as all religious holidays that he observes.

e.           Expenses.  The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses actually incurred by the Executive during the Term in performing services hereunder, including without limitation, those expenses associated with travel, entertainment and other business expenses, including cellular phone calls, provided that the Executive properly accounts for such expenses in accordance with the Company’s policies.

4.           Confidentiality, Disclosure of Information.

The Executive recognizes and acknowledges that he will have access to Confidential Information (as defined below) relating to the business or interests of the Company or of persons with whom the Company may have business relationships.  Except as permitted herein, the Executive will not during the Term, or at any time following the Term, disclose or permit to be known to any other person or entity (except as required by applicable law or in connection with the performance of the Executive’s duties and responsibilities hereunder), or use for the Executive’s personal benefit or gain, any Confidential Information of the Company.  The term “Confidential Information” includes, without limitation, information relating to the Company’s business affairs, proprietary technology, trade secrets, processes, plans, products, source codes, sources of supply and material, operating or other cost-data, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, price lists or data relating to pricing of the Company’s products or services, training materials, supplier information, operating procedures, employee lists, employment agreements, personnel policies, the substance of agreements with customers, suppliers and others, marketing arrangements, and customer lists, customer proposals, and information relating to business operations and strategic plans of third parties with which the Company has or may be assessing commercial arrangements, any of which information is not generally known to the public or to actual or potential competitors of the Company (other than through a breach of this Agreement).  Therefore, the Executive will not, without the prior written consent of the Board, disclose such Confidential Information or use the same; provided, however, that in the course of the Executive’s services to the Company, the Executive may disclose such Confidential Information as the Executive deems necessary to carry out the Executive’s duties to the Company.  This obligation shall continue until such Confidential Information becomes publicly available, other than pursuant to a breach of this Section 4 by the Executive, regardless of whether the Executive continues to be employed by the Company.  It is further agreed and understood by and between the parties to this Agreement that all information and records relating to the Company, as hereinabove described, shall be the exclusive property of the Company and, upon termination of Executive’s employment with the Company, all documents, records, reports, writings and other similar documents containing Confidential Information, including copies thereof, then in the Executive’s possession or control shall be returned to and left with the Company.

5.           Inventions Discovered by Executive.

The Executive shall promptly disclose to the Company any invention, improvement, discovery, process, formula, design, method or other intellectual property, whether or not patentable, whether or not copyrightable (collectively, “Inventions”), that relates to any line of business in which the Company engages and is made, conceived or first reduced to practice by the Executive, either alone or jointly with others, while performing services hereunder (or, if based on or related to any Confidential Information, made by the Executive within two (2) years after the termination of such employment) which (a) pertain to any line of business activity of the Company, whether then conducted or then being planned by the Company, (b) are aided by the use of time, material or facilities of the Company, whether or not during working hours or on the Company premises, or (c) relate to any of the Executive’s work during the period of the Executive’s employment with the Company, whether or not during normal working hours.  The Executive hereby assigns to the Company all of the Executive’s right, title and interest in and to any such Inventions.  During and after the Term, the Executive shall execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain and enforce patents, trademarks and copyrights in any and all countries on such Inventions, including, without limitation, the execution of any instruments and the giving of evidence and testimony, without further compensation beyond the Executive’s agreed compensation during the course of the Executive’s employment.  Without limiting the foregoing, the Executive further acknowledges that all original works of authorship by the Executive, whether alone or jointly with others related to the Executive’s employment with the Company and which are protectable by copyright are “works made for hire” within the meaning of the United States Copyright Act, 17 U.S.C. § 101, as amended, the copyright of which shall be owned solely, completely and exclusively by the Company.  If any Invention is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U.S.C. § 101, as amended, such work shall be owned solely by, or hereby assigned or transferred completely, exclusively to, the Company.  The Executive hereby irrevocably designates counsel to the Company as the Executive’s agent and attorney-in-fact to execute and file any such document and to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Company’s rights under this Section.  This Section 5 shall survive the termination of this Agreement.

6.           Non-Competition and Non-Solicitation.

The Executive acknowledges that the Company invests substantial time, money and resources in the development and retention of its Inventions, Confidential Information (including trade secrets) customers, accounts and business partners, and further acknowledges that during the course of the Executive’s employment, the Executive will have access to the Company’s Inventions and Confidential Information (including trade secrets), and will be introduced to existing and prospective customers, accounts and business partners of the Company.  The Executive acknowledges and agrees that any and all “goodwill” associated with any existing or prospective customer, account or business partner belongs exclusively to the Company including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between the Executive and any existing or prospective customers, accounts or business partners.  The parties to this Agreement expressly acknowledge and agree that the Executive possesses skills that are special, unique or extraordinary, and that the value of the Company depends, in substantial part, upon the Executive’s use of such skills on the Company’s behalf.

In recognition of this, the Executive covenants and agrees that:

(a)           During the Executive’s employment with the Company, and for a period of one year commencing on the termination of the Executive’s employment, the Executive may not, without the prior written consent of the Board, (whether as an employee, agent, servant, owner, partner, consultant, independent contractor or representative, stockholder or in any other capacity whatsoever) perform any work for, or conduct any business with, any entity or person (including the Executive) which is engaged in the research, development, production, manufacture or marketing of equipment or processes in direct competition with the Company or any other line of business engaged in or under demonstrable development by the Company during the Executive’s employment or at the time of termination thereof (such entity or person being hereinafter referred to as a "Prohibited Enterprise").  Except as may be shown on Exhibit A hereto, the Executive hereby represents that he is not engaged in any of the foregoing capacities for any Prohibited Enterprise.  The parties agree that, given the specific and global nature of the Company’s business, any geographical limitations on this non-competition agreement are inappropriate.

(b)           During the Executive’s employment with the Company and for a period of one (1) year commencing on the termination of the Executive’s employment with the Company, the Executive may not, directly or indirectly, entice, solicit or encourage any Company employee to leave the employ of the Company or any independent contractor to sever the independent contractor’s engagement with the Company, nor may the Executive, directly or indirectly, be involved in the recruitment or hiring of any Company employee or any independent contractor who is then-engaged by the Company on behalf of the Executive or any person or entity other than the Company, absent prior written consent to do so from the Board.

(c)           During the Executive’s employment with the Company and for a period of one (1) year commencing on the termination of the Executive’s employment with the Company, the Executive may not, directly or indirectly, entice, solicit or encourage any customer or business partner, or any prospective customer or business partner, of the Company to cease doing business with the Company, reduce the level of business it conducts with the Company or commence doing business with any other entity.

7.           Non-Disparagement.

The Executive hereby agrees that during the course of the Executive’s employment with the Company and at all times thereafter, the Executive will not make any statement that is professionally or personally disparaging about, or adverse to, the interests of the Company, any of its officers, directors, shareholders or employees including, but not limited to, any statement that disparages any person, product, service, finances, financial condition, capabilities or other aspect of the business of the Company or any of its officers, directors, shareholders or employees.  The Executive further agrees that during the course of the Executive’s employment with the Company and at all times thereafter, the Executive will not engage in any conduct that is intended to or has the result of inflicting harm upon the professional or personal reputation of the Company or any of its officers, director, shareholders or employees.

8.           Provisions Necessary and Reasonable.

(a)           The Executive agrees that (i) the provisions of Sections 4, 5, 6 and 7 of this Agreement are necessary and reasonable to protect the Company’s Confidential Information, Inventions, and goodwill; (ii) any and all specific temporal, geographic and substantive provisions set forth in Section 6 of this Agreement are reasonable and necessary to protect the Company’s business interests; and (iii) in the event of any breach of any of the covenants set forth herein, the Company would suffer substantial irreparable harm and would not have an adequate remedy at law for such breach.  In recognition of the foregoing, the Executive agrees that in the event of a breach or threatened breach of any of these covenants, in addition to such other remedies as the Company may have at law, without posting any bond or security, the Company shall be entitled to seek and obtain equitable relief, in the form of specific performance, and/or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available.  The seeking of such injunction or order shall not affect the Company’s right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

(b)           If any of the covenants contained in Sections 4, 5, 6 and 7 hereof, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

(c)           If any of the covenants contained in Sections 4, 5, 6 and 7 hereof, or any part thereof, are held to be unenforceable by a court of competent jurisdiction because of the temporal or geographic scope of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

9.           Representations Regarding Prior Work and Legal Obligations.

(a)           The Executive represents that the Executive has no agreement or other legal obligation with any prior employer or any other person or entity that restricts the Executive’s ability to continue employment with, or to perform any function for, the Company.

(b)           The Executive acknowledges that he has not and will not misappropriate any Invention that the Executive played any part in creating while working for any former employer.

(c)           The Executive acknowledges that the Company is basing important business decisions on these representations, and affirms that all of the statements included herein are true.

10.           Termination and Severance.

Notwithstanding the provisions of Section 2 of this Agreement, the Executive’s employment hereunder may terminate under the following circumstances:

(a)           Termination by the Company Without Cause.  The Executive’s employment hereunder may be terminated, without Cause (as defined below) by the Company upon seven (7) days written notice to the Executive, provided, however, that if the Company terminates the Executive’s employment without Cause, the Company shall (i) continue to pay the Executive’s Salary for a period of twelve (12) months; (ii) provide the Executive with health insurance coverage for a period of sixty (60) months that is the same or substantially similar to that provided to the Executive while employed by the Company at substantially the same cost to the Executive; (iii) pay the Executive for all accrued but unused vacation time earned through the date of termination; and (iv) pay the Executive the pro rata portion of his annual Bonus earned through the termination date.

(b)           Termination by the Company for Cause.  The Company may terminate this Agreement for Cause at any time, upon written notice to the Executive setting forth in reasonable detail the nature of such Cause which notice shall be effective immediately unless a later date is stated in such notice.  For purposes of this Agreement, the Company shall have “Cause” to terminate Executive’s employment hereunder upon (i) any act or omission that consists of the Executive’s material breach of the terms of this Agreement; (ii) the Executive’s material failure to perform the Executive’s duties hereunder after written notice by the Company detailing the nature of such failure the expiration of a twenty (20) day period in which to cure such failure; or (iii) the Executive’s conviction for any felony involving moral turpitude or that relates to Company business or assets.  Upon the giving of written notice of termination for Cause of the Executive’s employment, the Company shall have no further obligation or liability to the Executive other than for compensation earned under this Agreement to the date of termination, which shall include any accrued but unused vacation time.

(c)           Termination by Executive for Good Reason.  The Executive may resign and terminate this Agreement for Good Reason (as defined below), provided, however, that upon notice of the Executive’s decision to terminate for Good Reason, the Company shall have twenty (20) days in which to cure such Good Reason.  If the Company fails to cure such Good Reason within twenty (20) days, the Executive may resign and terminate this Agreement for Good Reason.  If the Executive terminates for Good Reason, the Company shall (i) continue to pay the Executive’s Salary for a period of twelve (12) months; (ii) provide the Executive with health insurance coverage for a period of sixty (60) months that is the same or substantially similar to that provided to the Executive while employed by the Company at substantially the same cost to the Executive; (iii) pay the Executive for all accrued but unused vacation time earned through the date of termination; and (iv) pay the Executive the pro rata portion of his annual Bonus earned through the termination date.

Good Reason, for purposes of this Agreement, shall mean any of the following which occurs at any time during Executive’s employment with the Company:

(i)           any significant diminution, without the Executive’s prior written consent, in the Executive’s position, duties, responsibilities, power, title or office;

(ii)          any reduction in the Executive’s Salary in effect on the Effective Date or as the same may be increased during the Executive’s employment, without the Executive’s prior written consent;

(iii)         any material breach by the Company of any provision of this Agreement;

(iv)         a change of the Executive’s principal place of employment to a location beyond 35 miles commuting distance from the Executive’s home.

(d)           Voluntary Termination By the Executive.  The Executive may terminate this Agreement at any time upon ninety (90) days written notice to the Company.  Upon such termination, the Company shall pay the Executive any unpaid Salary earned under this Agreement through the date of termination, which shall include any accrued but unused vacation time.  The Company may, in its discretion, elect to waive the notice period, or any portion thereof and, if the Company so elects, pay the Executive during the notice period (or any remaining portion thereof) his Salary and benefits at the rate of compensation in effect immediately before notice of termination was tendered.

(e)           Death.  In the event of the Executive’s death during the Term of this Agreement, the Executive’s employment hereunder shall immediately and automatically terminate, and the Company shall have no further obligation or duty to the Executive other than for compensation earned under this Agreement to the date of termination (which shall include any accrued but unused vacation time), provided, however, that the Company will also provide health insurance coverage for a period of sixty (60) months to the Executive’s widow that is the same or substantially similar to that provided to the Executive while employed by the Company.

(f)           Disability.  The Company may terminate the Executive’s employment hereunder, upon written notice to the Executive, in the event that the Executive becomes disabled during the Executive’s employment under this Agreement through any illness, injury, accident, or condition of either a physical or psychological nature and, as a result, is, with or without reasonable accommodation, unable to perform the essential functions and services contemplated hereunder for (a) a period of ninety (90) consecutive days, or (b) for shorter periods aggregating one hundred twenty (120) days during any twelve (12) month period during the Term.  Any such termination shall become effective upon mailing or hand delivery of notice that the Company has elected its right to terminate under this subsection 10(f), and the Company’s obligations to the Executive under such circumstances shall be limited to compensation earned under this Agreement to the date of termination, which shall include any accrued but unused vacation time, and the provision of health insurance coverage to the Executive for a period of sixty (60) months that is the same or substantially similar to that provided to the Executive while employed by the Company at substantially the same cost to the Executive.

11.           Change of Control.

(a)	In the event of a Change of Control (as defined herein), and if, subsequent to such Change of Control,

(i)           the Executive’s job duties and/or compensation (including his base Salary, and Bonus), are not substantially similar to those performed and/or enjoyed by the Executive prior to such Change of Control, and the Executive terminates this Agreement by giving at least thirty (30) days prior written notice to the Company; or

(ii)           the Company terminates this Agreement for any reason other than for Cause (as defined in Section 10 above),

then the Company must provide the Executive with the following:

(a) the Executive’s base Salary through the date of termination at the rate in effect on the date of the Change of Control, plus any accrued but unused vacation time;

(b) severance pay in the amount of the Executive’s annual base Salary for one (1) year at the rate in effect on the date of the Change of Control plus the Executive’s full Bonus for the year in progress at the time of the Change of Control;

(c) health insurance coverage for a five (5) year period following the date of termination that is the same or substantially similar to that provided to the Executive while employed by the Company at substantially the same cost to the Executive; and

(d) immediate vesting of any and all stock options granted to the Executive, which shall become immediately exercisable and which shall remain exercisable for the periods specified in the underlying stock option agreement.

(b)           As used herein, a “Change of Control” shall be deemed to occur if:

 (i)  the shareholders of the Company approve (A) any consolidation or merger of the Company (x) where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the combined voting power of all the outstanding securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (y) where the members of the Board, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, constitute more than fifty percent (50%) of the Board of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company; or

(ii)  individuals who, as of the date hereof, constitute the entire Board of the Company (the “Incumbent Directors”) cease for any reason to constitute at least fifty percent (50%) of the Board of the Company, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors shall be, for purposes of this Agreement, considered as though such individual were an Incumbent Director.

12.           Miscellaneous.

(a)           Assignment.  The Executive acknowledges and agrees that the rights and obligations of the Company under this Agreement may be assigned by the Company to any affiliates or successors in interest.  The Executive further acknowledges and agrees that this Agreement is personal to the Executive and that the Executive may not assign any rights or obligations hereunder.

(b)           Withholding.  All payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with the Company’s policies applicable to employees at the Executive’s level.

(c)           Entire Agreement.  This Agreement sets forth the entire agreement between the parties and supersedes any prior communications, agreements and understandings, whether written or oral.

(d)           Seal and Governing Law.  This Agreement shall take effect as an instrument under seal and shall be governed by, and construed in accordance with, the laws of the State of Massachusetts, without regard to the conflicts of law principles thereof.

(e)           Amendments.  Any attempted modification of this Agreement will not be effective unless signed by a specifically authorized officer of the Company and the Executive.

(f)           Waiver of Breach.  The parties agree that a breach of any provision of this Agreement may only be waived on behalf of the Executive by the Executive in writing or, on behalf of the Company, in writing signed by a specifically authorized officer of the Company.  The waiver by the Executive or the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

(g)           Severability.  If any provision of this Agreement should, for any reason, be held invalid or unenforceable in any respect by a court of competent jurisdiction, then the remainder of this Agreement, and the application of such provision in circumstances other than those as to which it is so declared invalid or unenforceable, shall not be affected thereby, and each such provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(h)           Notices.  Any notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered by private messenger, private overnight mail service, or facsimile as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

If to the Company:
John R. Freeman, Vice President of Finance
NEXX Systems LLC
90 Industrial Way
Wilmington, MA 01887-4610

With a copy to:
Neil Aronson, Esq.
Mintz Levin Cohn Ferris Glovsky & Popeo PC
1 Financial Center
Boston, MA 02110, and

If to Executive:
Richard S. Post
22 Fairbanks Road
Lexington, MA 02173

With a copy to:
                               John R. Freeman, Vice President of Finance
NEXX Systems LLC
90 Industrial Way
Wilmington, MA 01887-4610

Neil Aronson, Esq.
Mintz Levin Cohn Ferris Glovsky & Popeo PC
1 Financial Center
Boston, MA 02110, and

(i)           Survival.  The Executive and the Company agree that certain provisions of this Agreement shall survive the expiration or termination of this Agreement and the termination of the Executive’s employment with the Company.  Such provisions shall be limited to those within this Agreement which, by their express and implied terms, obligate either party to perform beyond the termination of the Executive’s employment or termination of this Agreement.

(j)           Disclosure and Confidentiality.  The Executive agrees that the Company may provide, in its discretion, a copy of the covenants contained in this Agreement to any business or enterprise which the Company may directly or indirectly own, manage, operate, finance, join, control or in which the Company participates in the ownership, management, operation, financing or control, or with which the Company may be connected or may become connected as an officer, director, executive, partner, principal, agent, representative, consultant or otherwise.  The Executive also agrees that the Company may disclose a copy of this Agreement if legally- required to do so, and in connection with a partnering transaction, financing, or public offering.  The Executive further agrees not to disclose the existence or terms of this Agreement to any person other than the Executive’s immediate family and legal, financial or accounting consultants.

(k)          Reassignment.  The Executive acknowledges and agrees that should the Executive transfer between or among any affiliates of the Company, wherever situated, or otherwise become employed by any Company affiliate, or be promoted or reassigned to functions other than the Executive’s present functions, all terms of this Agreement shall continue to apply with full force.  This subsection 12(k) shall in no way limit the Executive’s rights under subsection 10(c)

(l)           Rights of Other Individuals.  This Agreement confers rights solely on the Executive and the Company.  This Agreement is not a benefit plan and confers no rights on any individual or entity other than the undersigned.

(m)         Headings.  The parties acknowledge that the headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

(n)         Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year set forth below.

EXECUTIVE                                                                           NEXX Systems LLC

/s/ Richard S. Post                                                 By:  /s/ John R. Freeman
Dr. Richard S. Post                                                                              John R. Freeman
Vice President of Finance

Dated:  August 7, 2001                                                         Dated:   August 7, 2001

EXHIBIT A
POSITIONS ON OUTSIDE BOARDS OF DIRECTORS

As of the Effective Date of this Employment Agreement, the Executive serves as an outside director on the Board of the following company(ies):

Opnetics Corporation
2 Centennial Drive
Peabody, MA  01960-7919